SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

HealthExtras, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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April 29, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of HealthExtras, Inc. The meeting will be held at the Ritz-Carlton Hotel, 1150 22nd Street, NW, Washington, DC 20037 on June 1, 2004 at 10:00 a.m., Eastern Time.

The Notice of Annual Meeting of Stockholders and the Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of PricewaterhouseCoopers LLP, the Company’s independent accountants, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

DAVID T. BLAIR

Chief Executive Officer

HEALTHEXTRAS, INC.

2273 Research Boulevard

Rockville, Maryland 20850

(301) 548-2900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2004 Annual Meeting of Stockholders of HealthExtras, Inc. (“Company”) will be held at the Ritz-Carlton Hotel, 1150 22nd Street, NW, Washington, DC 20037 on June 1, 2004 at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect three directors of the Company to terms expiring at the annual meeting of stockholders in 2007 and until their successors are elected and qualified;

2.	To approve the HealthExtras, Inc. 2004 Employee Stock Purchase Plan;

3.	To approve the Amended & Restated 2000 Directors’ Stock Option Program;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2004; and

5.	To transact any other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Stockholders of record at the close of business on April 22, 2004 are entitled to receive notice of the Annual Meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

THOMAS M. FARAH

Corporate Secretary

Rockville, Maryland

April 29, 2004

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT

OF

HEALTHEXTRAS, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 1, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HealthExtras, Inc. (“HealthExtras” or the “Company”) to be voted at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company. The Annual Meeting will be held at the Ritz-Carlton Hotel, 1150 22nd Street, NW, Washington, D.C. 20037, on June 1, 2004 at 10:00 a.m., Eastern Time. This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 29, 2004.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

You are entitled to vote your shares of HealthExtras common stock if the records of the Company showed that you held your shares as of the close of business on April 22, 2004. As of the close of business on that date, a total of 33,105,513 shares of HealthExtras common stock were outstanding. Each share of common stock is entitled to one vote.

Attending the Meeting

If you are a beneficial owner of HealthExtras common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of HealthExtras common stock held in street name in person at the meeting, you will have to get a written proxy or vote authorization in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A quorum consisting of a majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors will be elected by a plurality of the votes cast for the election of directors. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on Proposal 2 regarding the approval of the 2004 Employee Stock Purchase Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Approval of the 2004 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

In voting on Proposal 3 regarding the approval of the Amended & Restated 2000 Directors’ Stock Option Program, you may vote in favor of the proposal, against the proposal or abstain from voting. Approval of the Amended & Restated 2000 Directors’ Stock Option Program requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against Proposal 3. Broker non-votes will have no effect on the outcome of Proposal 3.

In voting on Proposal 4 regarding the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. Votes that are withheld and broker non-votes will have no effect on the outcome of Proposal 4.

Voting by Proxy

This Proxy Statement is being sent to you on behalf of the Board of Directors of HealthExtras for the purpose of requesting that you vote your shares at the Annual Meeting. You can vote by executing the enclosed proxy card to allow your shares to be represented and voted in accordance with your instructions at the Annual Meeting by the persons named as proxies on the proxy card. All shares of HealthExtras common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends a vote FOR each of its nominees for director, FOR approval of the 2004 Employee Stock Purchase Plan, FOR approval of the Amended & Restated 2000 Directors’ Stock Option Program, and FOR ratification of PricewaterhouseCoopers LLP as independent accountants.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, your HealthExtras common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your shares have been voted at the Annual Meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your HealthExtras common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with three-year staggered terms. Approximately one-third of the directors are elected each year. Accordingly, three directors will be elected at the Annual Meeting to serve for three-year terms until the annual meeting of stockholders in the year 2007 and until their respective successors have been elected and qualified. The nominees by the Board of Directors for election as directors at the Annual Meeting are William E. Brock, Edward S. Civera and Deanna Strable-Soethout, all of whom are currently directors of the Company in the class of directors whose terms are expiring in 2004. The Board has determined that all of the director nominees are independent under the Nasdaq Stock Market Rules.

If any nominee is unable to serve, the persons named as proxies on the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote FOR the election of all of the nominees.

Directors and Executive Officers

The following table sets forth certain information with respect to the directors, executive officers and nominees for director of the Company as of April 29, 2004.

Name	Age	Position	Director Since

Nominees for terms expiring in 2007
William E. Brock	73	Director	2000
Edward S. Civera	53	Director	2000
Deanna Strable-Soethout(1)	35	Director	2002

Continuing Directors whose terms expire in 2006
Thomas L. Blair(2)	59	Chairman of the Board	1999
Steven B. Epstein	60	Director	2003
Carey G. Jury(1)	54	Director	2002
Dale B. Wolf	50	Director	2003

Continuing Directors whose terms expire in 2005
David T. Blair(2)	34	Director & Chief Executive Officer	1999
Frederick H. Graefe	60	Director	2000
Thomas J. Graf(1)	55	Director	1999

Executive Officers who are not Directors
Michael P. Donovan	45	Chief Financial Officer & Treasurer
Thomas M. Farah	50	General Counsel & Secretary
Kevin C. Hooks	42	Executive Vice President

(1)	Mr. Graf, Mr. Jury and Ms. Strable-Soethout may be considered nominees of Principal Financial Group, Inc.
(2)	Thomas L. Blair is the father of David T. Blair.

Biographical Information of Nominees For Director Whose Terms Will Expire in 2007

William E. Brock (Director since 2000) is Chairman of Intellectual Development Systems, Inc., Annapolis, Maryland, a firm he founded in 1996. He has served as Senior Counsel and Trustee of the Center for Strategic and International Studies in Washington, D.C. since 1994. From 1988 to 1994, Mr. Brock served as Chairman of the Brock Group, a consulting firm. From 1988 to 1991, he served as the Chairman of the National Endowment for Democracy. From 1985 to 1987, he served as the United States Secretary of Labor, and from 1981 to 1985, he was United States Trade Representative. Mr. Brock has also served for eight years as a member of the United States House of Representatives and for six years as a member of the United States Senate. Mr. Brock is a director of On Assignment, Inc.

Edward S. Civera (Director since 2000) is the Chairman of the Company’s Audit Committee, the lead independent director of the Board of Directors and serves on the Executive and Compensation Committees. Mr. Civera is a business executive with over 30 years of experience in operations, accounting and finance from both the public accounting and corporate perspective. He is currently the Managing General Partner at Civera Investment Partnership, a private investment partnership that consults on financial, as well as merger and acquisitions strategies. Mr. Civera is also the Chairman of the Audit Committee and Board member of ManTech International, a technology business specializing in mission-critical security programs for the U.S. federal government. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc., and worked with Thomas L. Blair in the founding of HealthExtras. Prior to his position at United Payors & United Providers, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), the last 15 years as both a partner and managing partner focused on financial advisory and auditing services. Mr. Civera holds a Bachelor of Science in Accounting degree and a Master of Business Administration degree from St. Joseph’s University. He is also a Certified Public Accountant.

Deanna D. Strable-Soethout (Director since 2002) is a Vice President of Principal Life Insurance Company, the operating, wholly-owned subsidiary of Principal Financial Group, Inc. Since joining Principal Financial Group in 1989, Ms. Strable-Soethout has served in numerous positions, including Dental and Vision Product Director, Second Vice President, Chief Financial Officer of Disability Products, and as the head of the Disability Division. She currently leads the Specialty Benefits Division, which includes the Disability Group Life, Group Dental and Vision business.

Biographical Information of Directors Whose Terms Will Expire in 2006

Thomas L. Blair (Chairman and Director since 1999) is the founder of HealthExtras and its predecessors and is currently the Chairman of the Board of Directors of Federal Medical, Inc. and Federal Medical Bank, F.S.B. Mr. Blair served as Chairman and Chief Executive Officer or Co-Chief Executive Officer of United Payors & United Providers, Inc. from January 1995 until its acquisition by BCE Emergis, Inc. in March 2000. Mr. Blair founded America’s Health Plan, Inc. in 1989 and served as its President and Chief Executive Officer from 1989 to 1992. From 1992 to 1995, Mr. Blair was President of Initial Managers & Investors, Inc., which business was contributed to United Payors & United Providers. From 1977 until 1988, Mr. Blair was a principal of Jurgovan & Blair, Inc., which developed and managed health maintenance organizations.

Steven B. Epstein (Director since 2003) is a founding member of the law firm of Epstein Becker & Green, P.C., one of the first law firms to specialize in health care law when established in 1973, and which has since grown to over 350 attorneys with 12 domestic offices. Mr. Epstein currently serves as the senior partner in the firm’s Washington, D.C. office and is a member of the firm’s Board of Directors and Executive Committee. In 1972, prior to founding Epstein Becker & Green P.C., Mr. Epstein was a legal consultant to the U.S. Department of Health, Education and Welfare. He currently serves on the boards of directors and boards of advisors of numerous health care and venture capital companies and educational institutions.

Carey G. Jury (Director since 2002) is a Vice President of Principal Life Insurance Company, the operating, wholly-owned subsidiary of Principal Financial Group, Inc. Since joining the Principal Financial Group in 1988, Mr. Jury has served in numerous positions, including Chief Operating Officer for Principal Casualty Insurance Company, Vice President of Non-Medical Market Center for Principal Life Insurance Company, Senior Global Expansion Manager and Managing Director for Principal’s acquisitions in Australia, and Executive Vice President, Corporate Investment Services in Australia. He is currently responsible for Group Benefits. Mr. Jury also is Chairman of Junior Achievement of Central Iowa, and is on the Board of Trustees for Grand View College, where he chairs the Advancement Committee and serves on the Executive Committee.

Dale B. Wolf (Director since 2003) has served as Executive Vice President, Chief Financial Officer and Treasurer of Coventry Health Care, Inc. (“Coventry”) since 1998. He was Senior Vice President, Chief Financial

Officer and Treasurer of Coventry’s predecessor, Coventry Corporation, from 1996. Prior to joining Coventry, Mr. Wolf was Executive Vice President of SpectraScan Health Services, Inc., a women’s health care services company, from 1995 to 1996. In 1995, Mr. Wolf served as Senior Vice President of Business Development for the MetraHealth Companies, Inc., and from 1988 to 1994, he was Vice President, Special Operations, of the Managed Care and Employee Benefits Operations of The Travelers, an insurance company.

Biographical Information of Directors Whose Terms Will Expire in 2005

David T. Blair (Chief Executive Officer and Director since 1999) Mr. Blair initially joined a predecessor of HealthExtras in 1997 as Chief Financial Officer. From 1995 to 1997, Mr. Blair was the Finance Manager of United Payors & United Providers. At United Payors & United Providers, Mr. Blair focused on its initial public offering and several strategic acquisitions. In 1994, Mr. Blair co-founded the Continued Health Care Benefit Program, which administers health care benefits to individuals leaving the United States Armed Forces. In 1995, this program was merged into United Payors & United Providers.

Frederick H. Graefe (Director since 2000) is a partner in the Washington, D.C. office of the law firm of Hunton & Williams. From 1988 to 2002, he was a partner in the Washington, D.C. office of Baker & Hostetler, L.L.P. From 1980 to 1987, he was a partner at Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey. He worked for Howrey & Simon from 1975 and 1979 after serving a two-year clerkship for the Honorable Howard F. Corcoran, United States District Judge for the District of Columbia.

Thomas J. Graf (Director since 1999) has served as a Senior Vice President of the Principal Financial Group, Inc. since January 1994. Mr. Graf has held several executive positions with Principal Financial Group, Inc., including Chief Actuary, Chief Information Officer, head of the Group Insurance Business unit and head of Strategic Planning, and currently serves as the head of Investor Relations.

Biographical Information of Executive Officers Who Are Not Directors

Michael P. Donovan joined HealthExtras in April 1999 as Chief Financial Officer. From early 1998 until early 1999, Mr. Donovan was engaged in a variety of technology and business development activities for HealthExtras. From 1992 to 1997, Mr. Donovan served as Senior Vice President of Business and Technology Development for PHP Healthcare Corporation. From 1989 to 1992, Mr. Donovan served as Chief Financial Officer of Direct Health, Inc. Prior to that, Mr. Donovan was a Senior Manager for KPMG, LLP, then KPMG Peat Marwick, responsible for a variety of technology and health care clients.

Thomas M. Farah joined HealthExtras in March 2002 as General Counsel, and was appointed Corporate Secretary of the Company in March 2003. Prior to joining HealthExtras, Mr. Farah was General Counsel of Federal Medical, Inc. From 1986 through 2000, Mr. Farah was a member, and from 1978 to 1986 he was an associate, of the law firm of Epstein Becker & Green, P.C. in its Washington, D.C. office. Mr. Farah’s practice involved providing legal advice to health care companies on regulatory, corporate and transactional matters.

Kevin C. Hooks is the Executive Vice President of HealthExtras and the President of Catalyst Rx, a wholly-owned subsidiary of HealthExtras. He founded Catalyst Rx in 1994 and has served in his current capacity since that date. Prior to founding Catalyst Rx, Mr. Hooks served as General Manager and Marketing Director for Horizon Healthcare from 1982 to 1994. Mr. Hooks is a licensed clinical pharmacist.

PROPOSAL 2—APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

General

On March 9, 2004, the Board of Directors approved the terms of the 2004 Employee Stock Purchase Plan (the “ESPP”), and directed that, subject to final review and approval by the Compensation Committee of the Board, it be presented to the stockholders for consideration and approval at the Annual Meeting of Stockholders scheduled for June 1, 2004. The Compensation Committee approved the ESPP on April 1, 2004. The ESPP allocates 100,000 shares of the Company’s common stock for purchase by employees pursuant to its terms.

The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and is designed to provide eligible employees of the Company and its affiliates with an opportunity to purchase shares of the Company’s common stock at a discount through a tax-qualified plan. It provides a means for the Company’s employees to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of the Company’s common stock. All employees participating in the ESPP will have equal rights and privileges. The Board of Directors believes that the ESPP will encourage employees to acquire a proprietary interest in the Company’s long-term performance, and thereby provide an incentive for employees to contribute to the success of the Company.

The following summary is a brief description of the material features of the ESPP. The summary is qualified in its entirety by reference to the ESPP, a copy of which is attached as Exhibit A.

Summary of the ESPP

Purpose. The purpose of the ESPP is to provide the eligible employees, in the aggregate, with an opportunity to purchase up to a total of 100,000 shares of the Company’s common stock through accumulated payroll deductions.

Administration. The ESPP provides for administration by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the ESPP are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. The Compensation Committee of the Board of Directors was appointed to administer the ESPP.

Plan Periods. The ESPP has a series of consecutive quarterly plan periods during which payroll deductions may be made and held for the option to purchase common stock of the Company at the end of each such plan period. The initial plan period under the ESPP will begin on the first trading day on or after July 1, 2004. While plan periods are anticipated to be quarterly, and to commence on the first trading day on or after July 1, October 1, January 1 and April 1 of each year, the Board of Directors or its appointed committee has the power to alter the duration of the plan periods, including the commencement dates, without stockholder approval, if such change is announced prior to the affected plan period.

Eligibility to Participate in the ESPP. Any person who is a common law-employee and whose customary employment with the Company (or a designated subsidiary) is at least 20 hours per week and more than five months in any calendar year is eligible to participate in the ESPP. Eligible employees become participants in the ESPP by delivering to the payroll department a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the ESPP after the commencement of an offering may not participate in the ESPP until the commencement of the next plan period.

Employees will not be eligible to participate in an offering under the ESPP (i) if immediately after the commencement of an offering, the employee owns stock or holds outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of the Company’s stock, or (ii) the employee’s rights to purchase stock under the ESPP (and all other plans of the Company) accrue at a rate that exceeds $25,000 of the fair market value of the Company’s common stock on the effective date of the applicable offering for each calendar year in which the option is outstanding at any time.

Purchase Price. The price at which shares are sold to participating employees is 85% of the fair market value per share of the Company’s common stock on (i) the first trading day of the plan period or (ii) the last trading day of the plan period, whichever is lower. The fair market value of the Company’s common stock on a given date is determined by reference to the closing sale price of the Nasdaq National Market.

Payment of Purchase Price. The purchase price of the shares is accumulated by payroll deductions over the plan period. Payroll deductions may not exceed 15% of a participant’s compensation. A participating employee may discontinue his or her participation in the ESPP at any time during the plan period. The Board of Directors or its appointed committee may establish rules regarding the ability of a participant to increase or decrease his or her rate of payroll deductions during a plan period. Payroll deductions will commence on the first payday following the offering date and will continue at the same rate until the end of the plan period unless terminated earlier as provided in the ESPP.

Purchase of Stock; Exercise of Option. By executing a subscription agreement to participate in the ESPP, the employee is entitled to have a specified number of shares of Company common stock placed under option to him or her. The number of shares purchased depends on the fair market value of the Company’s common stock on the first business day of the offering and the last business day of the plan period and the cumulative amount of an employee’s contributions at the end of the plan period. On the option exercise date, an employee’s accumulated contributions will be used to purchase whole shares at the purchase price.

If the number of shares which would otherwise be placed under option at the beginning of a plan period exceeds the number of shares then available under the ESPP, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal. A participant may withdraw from the ESPP at any time by delivering to the Company a notice of withdrawal. Such withdrawal may be elected at any time prior to the end of the applicable plan period. Any withdrawal by an employee during a given plan period automatically terminates the employee’s interest in that plan period, and the employee may not participate in the ESPP until the next plan period begins.

Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest to such participant, or in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

Capital Changes. In the event of any changes in the Company’s capitalization, such stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by the Company, appropriate adjustment will be made in the number of shares subject to purchase and in the purchase price per share.

Merger; Change of Control. In the event of a merger or consolidation whereby holders of the Company’s capital stock before the transaction continue to own at least 80% of the voting power after the transaction (“Continuity of Control”), the holder of each outstanding option will be entitled, at the next exercise date, for each share as to which the option is exercised, to receive the securities or property a holder of one share was entitled to receive at the time of such merger or consolidation. If there is no Continuity of Control upon the merger or consolidation, or if there is a sale of all or substantially all of the assets of the Company, while options remain outstanding, the Board or its designated committee may (i) cancel the outstanding options as of a date prior to the effective date of the event or transaction, and cause the payment to option holders of their payroll deductions; or (ii) cancel the outstanding options as of the effective date of the event or transaction, provided that notice in advance of such cancellation shall first be given to each option holder, allowing a specified time for the option holder to elect to either exercise the outstanding options in full (and receive shares of such stock or other securities as holders of common stock of the Company were entitled to receive pursuant to the transaction) or withdraw payroll deductions prior to the effective date of the transaction or event.

Nonassignability. No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned, transferred or otherwise disposed of for any reason (other than by will and the laws of descent and distribution) and any such attempt may be treated by the Company as an election to withdraw from the ESPP.

Amendment and Termination of the ESPP. The Board of Directors may, at any time, amend or terminate the ESPP, except that any such termination will not affect options previously granted nor may any amendment make any changes in an option granted prior thereto which adversely affects the rights of any participant. To the extent necessary to comply with applicable law, regulation or stock exchange or market rules, the Board of Directors will obtain stockholder approval in such manner and to such a degree as required.

Certain United States Federal Income Tax Information. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the plan period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sales or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the plan period. Any additional gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of on or before the expiration of the above holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss of such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except that it is entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Board of Directors recommends a vote FOR the approval of the 2004 Employee Stock Purchase Plan.

The following table sets forth information, as of December 31, 2003, about the Company common stock that may be issued upon exercise of options under the 1999 Stock Option Plan, the 2000 Stock Option Plan, the 2000 Directors’ Stock Option Program and the 2003 Equity Incentive Plan, all of which were approved by the Company’s stockholders. The information presented does not include the proposed increase of 200,000 shares for the Amended & Restated 2000 Directors’ Stock Option Program proposed below.

Plan Category	No. of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excludes Securities Reflected in the First Column)
Equity compensation plans approved by security holders	4,658,250	$5.19	1,801,597
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	4,658,250	$5.19	1,801,597

PROPOSAL 3—APPROVAL OF THE

AMENDED & RESTATED 2000 DIRECTORS’ STOCK OPTION PROGRAM

General

HealthExtras’ stockholders are being asked to approve the Amended & Restated 2000 Directors’ Stock Option Program (the “Program”). The Program was amended and restated to increase by 200,000 the number of shares of HealthExtras common stock the Company may issue pursuant to the exercise of stock options awarded under the Program. The Company’s Board of Directors adopted the amended and restated Program on March 9, 2004, subject to stockholder approval. The Company believes that an adequate reserve of shares available for issuance pursuant to the Program is necessary to secure the services of experienced and qualified persons as directors.

The following summary is a brief description of the material features of the Amended & Restated 2000 Directors’ Stock Option Program. Except for the number of shares reserved, the Program is unchanged. This summary is qualified in its entirety by reference to the Program, a copy of which is attached as Exhibit B.

Summary of the Program

Type of Stock Option Grants. Awards under the Program shall consist solely of the grant of Non-Qualified Stock Options (“Director Options”).

Administration. The Program provides for the automatic grant of non-qualified stock options to non-employee directors, however, the Board of Directors of the Company has the authority to interpret and amend the Program, as well as make all other determinations necessary or advisable for the administration of the Program.

Participants. Only non-employee directors may participate in the Program (as amended and restated). The term “non-employee director” means a member of the Board of Directors who is not a full-time employee of the Company or any of its subsidiaries.

Number of Shares of Common Stock Available. Subject to stockholder approval of the Program, a total of 400,000 shares of common stock will be reserved for issuance upon exercise of Director Options under the Program. At this time, Director Options for 135,000 shares have been awarded under the Program. Shares of common stock reserved under the Program may come from either authorized but unissued shares, or reacquired shares held by the Company in its treasury. If authorized but unissued or treasury shares are used to satisfy stock option exercises, the number of shares outstanding would increase and would have a dilutive effect on the holdings of existing stockholders. Any shares subject to an option that expires or otherwise terminates unexercised will again be available for issuance under the Program.

Granting and Exercising Options. Following the initial adoption and approval of the Program, each non-employee director (other than Thomas L. Blair and those employed by Principal Financial Group, Inc.) was granted a Director Option to purchase 15,000 shares of Company common stock. The purchase price of each option was equal to 100% of the fair market value of the Company common stock on the date of grant. Each active non-employee director is eligible for subsequent option grants to purchase 5,000 shares of Company common stock. These subsequent grants will be made to each active non-employee director who has been a director since the previous annual meeting of stockholders; provided, however, that the Board of Directors has taken action that currently, although not required by the Program and subject to change by the Board, excludes Thomas L. Blair and directors employed by Principal Financial Group, Inc. from being granted Director Options. The grants will be made on the day after the annual meeting for as long as shares of Company common stock remain in the Program. Subject to the availability of shares of Company common stock in the Program, each new non-employee director (except for those, if any, then excluded as described above) will receive a Director Option to purchase 15,000 shares of Company common stock on the date such new director is elected or appointed to the Board of Directors. Options generally vest one year from the date of grant; however, in the event of a change in control or termination of a director’s service due to death or disability, all unvested options will fully vest.

Director Options may be exercised with cash, Company common stock or through a broker-assisted cash-less exercise. Unless otherwise stated in the Program, directors have ten years from the date of grant to exercise a stock option under the Program. The Program provides that in the event a director terminates service for reasons other than retirement, disability, death or for cause, the director will forfeit all unvested options. All vested and unexercised options will remain exercisable for three months following such termination, or, if sooner, upon the expiration of the option term. In the event a director terminates service due to death, disability or retirement, all unvested options held by the director will immediately vest and all unexercised options will remain exercisable for a period of two years following the date of termination. If a director is terminated for cause, all unvested and unexercised options are forfeited and all rights to the options become null and void.

The Effect of a Change in Control. In the event of a change in control (as defined in the Program) of the Company, each outstanding Director Option will immediately become fully vested and exercisable for the remaining term of the option. If, in connection with a change of control, the Company is merged into or becomes a subsidiary of another corporation or otherwise disposes of substantially all of its assets to another corporation and no provisions are made for the continuance or assumption of the Plan, then such options shall be cancelled as of the date of the merger and the optionee shall be paid the difference of the fair market value of the options and the exercise price in cash.

Term of the Plan. The Program, prior to this proposed amendment and restatement, was adopted by the Board of Directors on June 7, 2000, and was approved by the stockholders of the Company at the 2001 annual meeting of stockholders. The Program will expire on the tenth anniversary of that June 7, 2000 effective date, unless terminated sooner by the Board.

Amendment of the Program. The Program allows the Board to amend the Program in certain respects without stockholder approval, unless such approval is required to comply with tax laws or regulatory requirements.

Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the Program is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

There are no federal income tax consequences either to the optionee or to the Company upon the grant of a Director Option. On exercise of a Director Option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon the exercise of a Director Option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

The Board of Directors recommends a vote FOR the approval of the Amended & Restated 2000 Directors’ Stock Option Program. The Program requires the approval by a majority of the votes present or represented by proxy at the Annual Meeting.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the independent public accountants of the Company for the 2004 fiscal year, subject to ratification by the stockholders. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent accountants is not approved by a majority of the votes cast by stockholders at the Annual Meeting, other independent accountants will be considered by the Audit Committee.

The Audit Committee and the Board of Directors recommend that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants.

Audit Fees

The aggregate fees the Company paid to PricewaterhouseCoopers LLP for the annual audit and for the review of the Company’s Form 10-Q quarterly reports for the year ended December 31, 2003 totaled approximately $266,000.

All Other Fees

The aggregate fees the Company paid to PricewaterhouseCoopers LLP for all other non-audit services, including executive compensation, accounting system, and tax-related services for the year ended 2003 totaled approximately $45,900. The Audit Committee believes that these non-audit fees are compatible with PricewaterhouseCoopers LLP maintaining its independence with respect to the Company.

OTHER MATTERS

The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named as proxies on the enclosed proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

CORPORATE GOVERNANCE

Board and Committee Meetings

The Board of Directors conducts business through meetings and the activities of the Board and its committees, including taking actions by unanimous written consent. During the fiscal year ended December 31, 2003, the Board met seven times (including unanimous written consents in lieu of a meeting). All of the members of the Board attended at least 75% of the meetings held during their tenure, including meetings of committees on which they served.

Director Independence

The Board reviewed each director’s other affiliations and relationships. The Board has affirmatively determined that eight of the Board’s ten directors (including all of those standing for re-election at the Annual Meeting) are independent under the Nasdaq Stock Market Rules, which are the director independence standards adopted and applied by the Board. In making this determination, the Board consulted with the Company’s General Counsel to ensure that the Board’s determinations were consistent with all applicable laws and regulations, including the Nasdaq Stock Market Rules. Mr. David Blair, because he is an employee of the Company, and Mr. Thomas Blair, because he is Mr. David Blair’s father, are not considered independent.

Code of Ethics and Conduct

The Company, together with its subsidiaries, insists that all of its directors, officers and employees adhere to high ethical standards and comply with all applicable legal requirements when engaging in business on behalf of the Company. Accordingly, the Board adopted a Code of Ethics and Conduct which complies with the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market Rules, and is applicable to all of the Company’s directors, officers and employees. A copy of the Code of Ethics and Conduct will be furnished without charge upon written request to the Corporate Secretary, HealthExtras, Inc., 2273 Research Boulevard, 2nd Floor, Rockville, Maryland 20850.

The Company has established a toll-free telephone number for employees to use on a confidential basis to advise the General Counsel of any questions, reports or concerns regarding possible violations of the Company’s Code of Ethics and Conduct or of any Company policies or procedures. Employees are also invited to write to the General Counsel on a confidential basis regarding such matters. In addition, the Audit Committee, in compliance with the Sarbanes-Oxley Act of 2002, has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding any such matters (see also “Stockholder Communications with the Board”). In no event will any action be taken against an employee for, in good faith, making a complaint or reporting known or suspected violations.

Nominating Committee

On January 13, 2004, the Board of Directors established the Nominating Committee to identify individuals qualified to become Board members and to recommend to the Board individuals to be nominated by the Board for election as directors at the annual meeting of stockholders. Current members of the Nominating Committee are Steven B. Epstein (Chairman), Frederick H. Graefe and Deanna Strable-Soethout, all of whom are independent directors for purposes of the requirements of the Nasdaq Stock Market Rules. A copy of the Committee’s charter is attached as Exhibit C to this Proxy Statement.

The Nominating Committee will consider the following criteria in selecting individuals for recommendation to the Board as nominees: independence; financial, regulatory and business experience; character and integrity; education, background and skills; judgment; and, the ability to provide practical insights regarding the business of the Company. In addition, prior to recommending a current director for re-election to the Board of Directors, the Nominating Committee will consider and review the current director’s Board and committee attendance and performance, length of Board service and knowledge of the business of the Company.

The vote of a majority of the independent directors of the Board of Directors is required to nominate an individual for the Board of Directors.

The Nominating Committee will consider suggestions from stockholders for nominees to the Board of Directors that are timely received in proper written form. To be timely, such suggestions must be delivered to the Corporate Secretary within the same time frame required to have proposals included in the proxy statement as set forth in the subsequent section of this Proxy Statement, entitled “Stockholder Proposals”. To be in proper written form, a stockholder’s notice should set forth in writing (i) as to each person whom the stockholder proposes to be nominated for election as a director, all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and such person’s qualifications and biographical information, and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company’s books, of such stockholder and (y) the class and number of shares of the Company that are beneficially owned by such stockholder.

The process that the Nominating Committee follows when it identifies and evaluates individuals to be recommended to the Board of Directors for nomination is, as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors. The Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating Committee has not previously used an independent search firm to identify nominees, but reserves the right to do so.

Evaluation. In evaluating potential clients, the Nominating Committee determines whether the candidate is eligible, qualified and interested for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating Committee may conduct a check of the individual’s background and interview the candidate.

Executive Committee

The Executive Committee, established on March 5, 2002, acts for the Board of Directors when Board action is required between meetings. The current members of the Executive Committee are Thomas L. Blair (Chairman), Edward S. Civera and Thomas J. Graf. Four meetings of the committee (including unanimous written consents in lieu of a meeting) were held during 2003, each of which was attended by all directors serving on the Committee at that time.

Audit Committee

Current members of the Audit Committee are William E. Brock, Edward S. Civera (Chairman), Frederick H. Graefe and Dale B. Wolf. All members of the Audit Committee meet the special standards of independence for audit committee members established by the Nasdaq Stock Market Rules. In addition, the Board has determined that Mr. Civera is the “audit committee financial expert” for purposes of the SEC’s rules. Acting under a revised written charter adopted by the Board of Directors on October 9, 2003, the Audit Committee annually reviews the qualifications of, and appoints the Company’s independent certified public accountants. The Audit Committee approves the planning and fees for, and the results of, the annual audit of the Company’s financial statements. The Amended & Restated Audit Committee Charter is attached to this Proxy Statement as Exhibit D. The Audit Committee held four meetings in 2003, each of which was attended by all directors serving on the Committee at that time.

Compensation Committee

The Compensation Committee consists of William E. Brock (Chairman), Edward S. Civera, Steven B. Epstein and Carey G. Jury. The Compensation Committee has the responsibility of evaluating the performance of, and recommending to the Board of Directors salary and incentive compensation for, executive officers and senior management of the Company. The Compensation Committee held three meetings in 2003, each of which was attended by all directors serving on the committee at that time. A copy of the charter of the Compensation Committee, as revised by the Board of Directors on October 9, 2003, is attached to this Proxy Statement as Exhibit E.

Independent Directors’ Meetings

All directors deemed independent under the Nasdaq Stock Market Rules meet in scheduled semi-annual executive sessions, without the presence of management or non-independent directors. At the first such meeting on August 13, 2003, the independent directors appointed Mr. Edward Civera (who also chairs the Audit Committee) to serve as the lead director to preside over the meetings of the independent directors. Non-scheduled sessions of the independent directors may also be held from time to time. Among other things, the independent directors have developed topics and matters for management to address at future Board meetings. Their activities, to the extent they choose to report them, are reflected in reports from the lead director.

Director Compensation

Directors who were not employees of the Company and did not have a beneficial interest in 10% or more of the Company’s common stock (and who were not officers or employees of organizations that owned 10% or more of the Company’s common stock) were, beginning July 1, 2003, paid a quarterly retainer of $9,000 ($36,000 per year). During 2003, five of the Board’s ten directors met the definition of directors qualifying for the retainer. All directors, however, are reimbursed for reasonable travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. The retainer (along with the Director Options described below) constitutes payment for all Board and committee meetings and responsibilities, regardless of the number of such meetings or the extent of such responsibilities. Beginning on July 1, 2004, the quarterly retainer paid to the directors so qualifying, as defined above, will be $12,000 ($48,000 per year). The same directors qualifying for the retainer will continue to be entitled to stock option grants under the 2000 Directors’ Stock Option Program. Pursuant to that Program, each non-employee director at the time of election or appointment is granted a Director Option to purchase 15,000 shares. Subsequent grants for Director Options for 5,000 shares of Company common stock are granted automatically without further action by the Board of Directors to each non-employee director, who has been a director since the previous annual meeting of stockholders, on the day after each annual meeting of stockholders. The exercise price of options granted under the Director’s Stock Option Program is set at the fair market value of the Company’s common stock on the date of grant. Mr. Thomas Blair and the directors employed by Principal Financial Group, Inc. originally waived their right to compensation for performance of their services as directors of the Company, and the Board has since, by unanimous vote, made their exclusion from compensation a part of the Board’s current compensation policy described above.

Stockholder Communications with the Board

Any person who wishes to communicate with the entire Board of Directors, an individual director, a committee of the Board or the independent directors as a group, should mark such communication “confidential” and address it to the specific intended recipient(s) c/o the Corporate Secretary and General Counsel, HealthExtras, Inc., 2273 Research Boulevard, 2nd Floor, Rockville, Maryland, 20850. All correspondence will be reviewed by the Corporate Secretary/General Counsel to determine the nature and subject matter of the communication, and the corresponding appropriate recipient (e.g., the appropriate committee, committee chairman or other individual director). Items unrelated to the duties and responsibilities of the Board, such as ordinary service or product complaints or inquiries, job inquiries, business solicitations, mass mailings or other material considered, in the reasonable judgment of the Corporate Secretary/General Counsel, unsuitable or unrelated to the responsibilities of the Board may be excluded. Communications relating to accounting, internal controls or auditing matters will be treated on a confidential basis according to the Audit Committee’s policies and procedures regarding such matters and delivered to the Chairman of the Audit Committee.

In addition, the Board of Directors encourages directors to attend annual meetings of stockholders as a means of promoting communication between stockholders and directors. In furtherance of this policy, the Company has historically scheduled a meeting of the Board of Directors to immediately follow each annual meeting of stockholders. At the 2003 Annual Meeting of Stockholders, eight of the ten directors were present.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid to, or earned by, the Chief Executive Officer during 2003 and the other executive officers of the Company as of December 31, 2003 who received more than $100,000 during 2003.

					Long-Term Compensation
		Annual Compensation			Awards
Name & Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)	Securities Underlying Options (No.)		All Other Compensation ($)(2)
David T. Blair	2003	$320,000	$103,177	$—	$—	$—		$2,500
Chief Executive Officer	2002	280,000	33,181	—	—	1,000,000	(3)	6,000
	2001	234,600	70,000	—	—	(1,500,000	)(3)	5,750

Michael P. Donovan	2003	240,000	75,000	—	—	—		6,500
Chief Financial Officer	2002	240,000	28,000	—	—	400,000	(3)	6,000
	2001	210,000	50,000	—	—	(600,000	)(3)	—

Thomas M. Farah	2003	200,000	40,000	—	—	—		5,625
General Counsel & Secretary	2002	112,500	20,000	—	—	125,000		—

Stephen J. Konsin(4)	2003	200,000	—	—	—	—		7,500
Chief Operating Officer

Kevin C. Hooks	2003	225,000	—	—	—	—		6,500
Executive Vice President	2002 2001	150,000 25,000	20,000 —	— —	— —	— 400,000		6,000 —

(1)	Does not include the aggregate amount of perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of any individual’s total salary and bonus for the year.
(2)	Represents matching 401(k) contribution.
(3)	In 2001, the Compensation Committee of the Board of Directors adopted a measure to allow, at their election, Messrs. Blair and Donovan to surrender these 1999 option awards in December 2001 in exchange for future option grants at a 2:3 ratio (1,000,000 and 400,000 options, respectively) having an exercise price equal to the greater of fair market value on the date of grant (which would be six months and one day after the surrender of the 1999 options) or $6.62 per share. Messrs. Blair and Donovan elected to surrender these options in exchange for such future option grants.
(4)	Mr. Konsin’s employment with the Company ended December 31, 2003.

Option Grants in Last Fiscal Year

No stock option grants were made to Messrs. Blair, Donovan, Farah, Konsin or Hooks during the year ended December 31, 2003.

Option Value at Fiscal Year End

The following table provides information regarding unexercised stock options for Messrs. Blair, Donovan, Farah, Hooks and Konsin as of December 31, 2003. Messrs. Blair, Donovan, Farah, Konsin and Hooks did not exercise any stock options during the year ended December 31, 2003.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (No.)		Value of Unexercised In the Money Options at Fiscal Year-End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David T. Blair	625,000	875,000	$4,983,750	$6,181,250
Michael P. Donovan	400,000	400,000	3,309,000	2,911,000
Thomas M. Farah	31,250	93,750	333,250	999,750
Stephen J. Konsin(1)	40,000	120,000	392,000	1,176,000
Kevin C. Hooks	200,000	200,000	1,370,000	1,370,000

(1)	Mr. Konsin’s employment with the Company ended December 31, 2003.

Employment Agreements

HealthExtras has executed employment agreements with David T. Blair, Michael P. Donovan and Kevin C. Hooks.

The employment agreement for Messrs. Blair and Donovan, both of which were initially effective January 1, 2000, are substantially similar, except for a bonus arrangement for Mr. Blair, and provide for three-year terms and automatically renew for an additional two years unless a notice of non-renewal is given six months prior to the expiration date. Pursuant to his employment agreement, and Compensation Committee actions taken consistent with that agreement, Mr. Blair’s base salary is now $350,000 per year. In addition, Mr. Blair is entitled to a bonus equal to one percent of HealthExtras’ annual after-tax profits. Pursuant to his employment agreement, and Compensation Committee actions taken consistent with that agreement, Mr. Donovan’s base salary is now $280,000 per year. The Compensation Committee reviews salaries for executive officers annually and, pursuant to the employment agreements for Messrs. Blair and Donovan, can increase Mr. Blair’s base salary as Chief Executive Officer and, on the recommendation of the Chief Executive Officer, can increase Mr. Donovan’s base salary. In addition to base salary, the employment agreements provide for, among other things, participation by the executives in employee benefit plans, an automobile allowance and other fringe benefits, and reimbursement of reasonable expenses incurred in promoting the Company’s business.

The employment agreement for Mr. Hooks is effective January 1, 2004, and is substantially similar to those executed by Messrs. Blair and Donovan. Mr. Hooks’ employment agreement provides for a term expiring on December 31, 2006, without automatic renewal. Mr. Hooks’ base salary is now $250,000 per year, and his bonus is based on certain revenue and profit targets.

Upon an executive’s termination for cause, or upon an executive’s voluntary resignation, that executive shall be entitled only to such compensation and benefits as shall have accrued through the date of the executive’s termination or resignation, as the case may be. In the event that an executive is terminated for any reason other than for cause or voluntary resignation, including termination by reason of death or disability, then in the cases of Messrs. Blair or Donovan, that executive shall receive payments under the employment agreement due for the remaining term of the employment agreement, provided that such payment shall not be less than the payment due for a 12-month period; or in the case of Mr. Hooks, such salary and benefits shall be provided to Mr. Hooks or his estate for the balance of the initial term of the agreement. Upon an executive’s voluntary resignation or termination for cause during the term of the agreement, each employment agreement generally provides that, for a period of two years from the date of termination, the executive will not compete directly or indirectly with HealthExtras’ business, nor will the executive solicit or contract with entities contracting with HealthExtras.

The report of the Compensation Committee, the report of the Audit Committee and the stock performance graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is responsible for the establishment and administration of the compensation programs for the Company’s Chief Executive Officer, Mr. David T. Blair, and other executive officers, including the executive officers whose compensation is reported in the Summary Compensation Table of this Proxy Statement.

The Compensation Committee of the Company’s Board is composed of the directors named below, none of who is an officer or employee of the Company, and all of whom are independent directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Nasdaq Stock Market Rules. These outside directors are responsible for setting and administering the policies and programs that govern annual compensation and long-term incentives.

The Committee believes that the compensation program should align compensation with the executives’ management skills, Company performance and stockholder returns. The following goals underlie the Committee’s policies:

1.	To attract and retain key executives who possess the management skills and experience vital to the long-term success of the Company;

2.	To provide compensation that is competitive and consistent with executive compensation levels found in similar companies;

3.	To motivate executives to enhance long-term stockholder value by building their ownership in the Company; and

4.	To make the compensation program an integral part of the Company’s long-term planning and management process.

The key components of the compensation program are base salary, annual bonus compensation and long-term incentive awards comprised of equity participation. These components allow the Company to provide competitive compensation and benefits, recognize individual performance and tie management’s interest in the Company with the interest of the Company’s stockholders. The Committee also utilizes independent compensation experts to periodically review both executive compensation and the Company’s overall compensation and benefits program.

Base Salary

The Company’s compensation policy for its executive officers is to provide a base salary, which is reviewed annually by the Compensation Committee. It is the Compensation Committee’s intent that the salaries of the Company’s executives be competitive with those of executives with like responsibilities in companies of a similar size and industry.

Short-Term Incentives

The short-term compensation incentives available for executive officers of the Company are composed of annual cash incentive bonuses, and in certain circumstances, additional discretionary cash bonuses in recognition of exceptional strategic contributions and performance. In addition, the Committee considers the appropriateness of performance bonuses for all executives based on the executive team’s development and execution of strategic initiatives, its mentoring of employees, and its exercise of corporate leadership, as well as to recognize an individual executive for his or her specific contributions to the executive team.

The bonuses, as shown in the Summary Compensation Table, were awarded based on the achievement of financial objectives, the successful implementation of strategic initiatives endorsed by the Board, and the completion and integration of recent acquisitions. These bonuses were also evaluated in concert with base compensation paid during the year, other benefits received by the executives and prevailing levels of incentive cash compensation paid to an executive with comparable levels of responsibility in similar businesses and industries.

Executive Compensation

During 2003, the Compensation Committee recommended, and the Board approved, an annual salary increase for Mr. David Blair to $350,000 for 2004. The Compensation Committee determined this adjustment to be appropriate given the scope of his responsibilities, the complexity of the Company’s diverse business operations, the levels of base compensation paid to chief executives at comparably sized businesses and primarily to reflect his ongoing responsibility for, and contributions to, the achievement of priority objectives established for the business.

COMPENSATION COMMITTEE

WILLIAM E. BROCK, CHAIRMAN

EDWARD S. CIVERA

STEVEN B. EPSTEIN

CAREY G. JURY

PERFORMANCE GRAPH

The following graph compares the performance of the Company’s common stock with the cumulative total return of companies in the Nasdaq Stock Market (U.S. Companies) Index and the Russell 2000 Index. All indices shown in the graph have been reset to a base of 100 as of December 14, 1999 and assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has never paid cash dividends on its common stock.

Comparative Returns

HealthExtras, Inc., Nasdaq Stock Market Index and

Russell 2000 Index

Summary

	12/14/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
HealthExtras, Inc.	$100.00	$133.33	$38.89	$63.44	$45.00	$148.89
Nasdaq Stock Market Index	100.00	113.93	69.17	54.61	37.39	56.09
Russell 2000 Index	100.00	109.08	104.49	105.56	82.79	120.35

Notes:

(1)	The lines represent the index levels as of the dates set forth.
(2)	If a specified date is not a trading day, the preceding trading day is used.
(3)	The index level for all series was set to $100.00 on 12/14/99, the first day of trading for HealthExtras, Inc. common stock. The common stock closed at $9.00 per share on that date.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee provides independent review and oversight of the quality and integrity of the Company’s accounting and financial reporting processes and published financial statements, the system of internal controls that management and the Board of Directors have established, the audit process and the results of operations of the Company and its financial condition.

The Committee recommended to the Board of Directors the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ended December 31, 2003. The Committee has reviewed with the Company’s financial management and independent auditors the overall audit scope and plans, results of the audit, evaluations by the auditors of the Company’s internal controls, the quality of the Company’s financial statements, and other matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

In addition, the Audit Committee received written disclosures and the letter from PricewaterhouseCoopers as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with auditors’ independence.

During the course of the year, the Committee, with all members attending, held four meetings with management, three of which were held with the independent auditor in attendance and which included executive sessions. Management has represented to the Committee that the Company’s consolidated financial statements for the year ended December 31, 2003, were prepared in accordance with generally accepted accounting principles. Management has also advised the Committee that there were no significant deficiencies in the design and operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data. Management was required to advise the Committee of any instances of fraud relating to employees who had a significant role in the Company’s internal controls.

Management has reviewed the audited financial statements in the annual report on Form 10-K with the Audit Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee reviews the Company’s quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

The following fees were paid to our independent auditors for the years ended December 31, 2003 and 2002, and we have determined that the provisions for these services is compatible with maintaining the independence of the independent auditors:

	2003	2002
Audit services(1)	$266,000	$191,803
Audit related fees(2)	1,400	85,615
Tax services(3)	24,381	28,103
Other(4)	20,115	—

(1)	Includes payments for statutory audits, comfort letters, comments and review of filings with the SEC.
(2)	Includes accounting research software and, for 2002, due diligence and audits related to acquisitions.
(3)	Includes tax compliance, tax consultation and planning.
(4)	Includes executive compensation studies.

In addition, the Company paid $128,000 to RSM McGladrey, Inc. for services related to compliance with the Sarbanes-Oxley Act of 2002.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers to be the independent public accountants for the Company for the year ending December 31, 2004, and has directed the Board of Directors to submit such selection to the stockholders for ratification.

AUDIT COMMITTEE

EDWARD S. CIVERA, CHAIRMAN

WILLIAM E. BROCK

FREDERICK H. GRAEFE

DALE B. WOLF

STOCK OWNERSHIP

The following table provides information as of April 14, 2004, derived from beneficial ownership reports filed with the SEC and furnished to the Company, and other information provided to the Company, about the shares of HealthExtras common stock that may be considered to be owned beneficially, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, by each beneficial owner of more than 5% of the Company’s outstanding common stock, by each director or nominee for director of the Company, by each of the named executive officers in the executive compensation table, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown, and the business address of such person is HealthExtras, Inc., 2273 Research Boulevard, 2nd Floor, Rockville, Maryland 20850.

Name	Number of Shares Owned	Percent of Common Stock Outstanding
Principal Financial Group, Inc.(1)	8,840,000	26.7%
Thomas L. Blair(2)	7,075,000	21.4%
David T. Blair(3)	38,000	*
Michael P. Donovan(4)	185,700	*
Thomas M. Farah(5)	16,000	*
Kevin C. Hooks(6)	350,857	1.1%
William E. Brock(7)	—	—
Edward S. Civera(8)	—	—
Steven B. Epstein(9)	—	—
Frederick H. Graefe(10)	100	*
Thomas J. Graf(1,11)	20,000	*
Carey G. Jury(1,11)	—	—
Deanna Strable-Soethout(1,11)	100	*
Dale B. Wolf(12)	2,000	*
All directors and executive officers as a group (13 persons)(11)	7,687,757	23.2%

*	Less than 1% of outstanding shares.
(1)	Thomas J. Graf, Carey G. Jury and Deanna Strable-Soethout, directors of HealthExtras, are employed by Principal Financial Group, Inc. or one of its affiliates. The address of Principal Financial Group, Inc. is 711 High Street, Des Moines, Iowa 50392.
(2)	Thomas L. Blair and his wife may be deemed the beneficial owners of an aggregate of 7,075,000 shares of common stock. Of the total shares, Mr. Blair has sole power to vote and to invest 3,353,500 shares and Mrs. Blair has sole power to vote and to invest 3,721,500 shares. Mr. and Mrs. Blair have granted an option to an unrelated corporation to purchase their interests in up to 3,230,000 shares of HealthExtras common stock, subject to certain terms and conditions.
(3)	Does not include options to purchase 712,500 shares of common stock, at a weighted average exercise price of $5.33 per share, which are exercisable, or become exercisable, within the next 60 days.
(4)	Does not include options to purchase 470,000 shares of common stock, at a weighted average exercise price of $5.03 per share, which are exercisable, or become exercisable, within the next 60 days.
(5)	Does not include options to purchase 56,250 shares of common stock, at a weighted average exercise price of $2.60 per share, which are exercisable, or become exercisable, within the next 60 days.
(6)	Does not include options to purchase 200,000 shares of common stock, at a weighted average exercise price of $6.55 per share, which are exercisable, or become exercisable, within the next 60 days.
(7)	Does not include options to purchase 30,000 shares of common stock, at a weighted average exercise price of $5.80 per share, which are exercisable, or become exercisable, within the next 60 days.
(8)	Does not include options to purchase 25,000 shares of common stock, at a weighted average exercise price of $3.70 per share, which are exercisable, or become exercisable, within the next 60 days.

(9)	Does not include options to purchase 15,000 shares of common stock, at a weighted average exercise price of $6.47 per share, which are exercisable, or become exercisable, within the next 60 days.
(10)	Does not include options to purchase 25,000 shares of common stock, at a weighted average exercise price of $4.39 per share, which are exercisable, or become exercisable, within the next 60 days.
(11)	Mr. Graf, Mr. Jury and Ms. Strable-Soethout disclaim any beneficial ownership with respect to the shares beneficially owned by Principal Financial Group, Inc.
(12)	Does not include options to purchase 15,000 shares of common stock, at a weighted average exercise price of $6.47 per share, which are exercisable, or become exercisable, within the next 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements except, as follows. Due to administrative error, a late Form 4 was filed for Mr. Kevin Hooks regarding shares issued by the Company to Mr. Hooks (an officer of the Company as of January 3, 2002) for the Company’s purchase of the remaining minority interest held by Mr. Hooks in Catalyst Rx. The shares were issued on April 1, 2002 for the minority interest, approximately four months after the majority interest was acquired and shortly after Mr. Hooks became an executive officer. The relevant information was otherwise disclosed in the Company’s Form 10-K of March 29, 2002 and its Schedule 14-A filed April 30, 2002. Due to administrative error, a late Form 4 was filed for Mr. Michael Donovan regarding the last of four equal annual installments of shares issued by the Company to Mr. Donovan, upon vesting, on March 1, 2003, pursuant to a pre-existing stock grant program. Mr. Donovan’s ownership of the shares was otherwise disclosed in the Company’s Schedule 14-A filed April 30, 2003.

CERTAIN TRANSACTIONS

During 2003, the Company used the legal services of Epstein Becker & Green, P.C. (“EBG”), a law firm in which Mr. Steven Epstein, a Director of the Company, is both a shareholder and executive committee member. Before Mr. Epstein was elected to the Board of the Company, the Company engaged EBG for legal services on a variety of matters and has continued to do so since that time. EBG, one of several law firms routinely providing services to the Company on an as-needed basis, renders its services at the hourly rates typically charged to its other clients, and there is no retainer agreement or other form of contract obligating the use of EBG or creating a financial penalty for not using EBG. The Company’s legal fees from EBG were approximately $78,000 in 2003. The Board has determined that Mr. Epstein’s status as a shareholder and executive committee member of EBG does not affect his independence as a member of the Company’s Board, Nominating Committee or Compensation Committee.

In March of 2004, the Company entered into an agreement to purchase all of the assets of Diabetic Sense, a company specializing in diabetes management programs, from Kevin Hooks in exchange for 74,250 shares of the Company’s common stock. Diabetic Sense provides specialty services to certain enrolled members who participate in arrangements for discounted purchasing of diabetes test meters, insulin and other related supplies. The programs are offered to existing client groups of HealthExtras, as well as to other clients who do not otherwise contract with HealthExtras or its affiliates for pharmacy benefit management services. The transaction is expected to close on or before June 30, 2004.

Both of the foregoing related-party transactions have been reviewed and approved by the Audit Committee.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of HealthExtras common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been mailed to stockholders of record as of the close of business on April 22, 2004. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of the Company. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any such stockholder residing at your address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. If you are a beneficial owner who did not receive your own copy of the Proxy Statement or annual report for the Annual Meeting and want such a copy, you may contact us by calling or writing to us and giving us your name, mailing address, and name of the record holder of your stock. The address you should write to is: HealthExtras, Inc., 2273 Research Boulevard, 2nd Floor, Rockville, MD 20850, Attn: Corporate Secretary. Our phone number is (301) 548-2900.

A copy of the Company’s Form 10-K (without exhibits) for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders of record upon written request to Corporate Secretary, HealthExtras, Inc., 2273 Research Boulevard, 2nd Floor, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS

Proposals for Inclusion in the 2005 Proxy Statement

Proposals that stockholders seek to have included in the proxy statement for the Company’s annual meeting of stockholders to be held in 2005 must be received by the Company no later than December 30, 2004. Any such proposals will be subject to the requirements of the proxy rules adopted by the SEC.

Stockholder Proposals to be Considered at the 2005 Annual Meeting of Stockholders

The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must deliver written notice to the Secretary of the Company at the principal executive offices of the Company not less than 90 days before the time originally fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In order for the notice of a stockholder proposal for consideration at the Company’s 2005 annual meeting of stockholders to be timely, the Company would have to receive such notice no later than March 9, 2005 assuming the Annual Meeting is held on or about June 7, 2005 and that the Company provides at least 100 days’ notice or public disclosure of the date of the meeting. The notice must include the stockholder’s name and address, as it appears on the Company’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company’s common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, the nominating stockholder must also provide all information regarding the nominee as required by Regulation 14A under the Securities Exchange Act of 1934, including the nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director.

EXHIBIT A

HEALTHEXTRAS, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of HealthExtras, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.01 par value (the “Common Stock”). One hundred thousand (100,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by one or more committees or subcommittees appointed by the Board (a “Committee”). The Board or a Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility.    All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or a Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings.    The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Absent Board or Committee action to the contrary, offerings will begin each January 1, April 1, July 1, and October 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a three-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or a Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for Offerings subsequent to the first Offering. Notwithstanding anything to the contrary, the first Plan Period shall begin on July 1, 2004 and end on September 30, 2004.

4. Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement.

5. Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1% - 15% of

Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

6. Deduction Changes.    The Board or Committee may establish rules allowing an employee to increase, decrease or discontinue his or her payroll deduction during any Plan Period by filing a new payroll deduction authorization form. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or a Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or a Committee.

9. Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or a Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or a Committee to give proper effect to such event.

16. Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or a Committee shall take such steps in connection with such merger or consolidation as the Board or a Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or a Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or a Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or a Committee.

17. Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or a Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law.    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24. Withholding.    Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

25. Effective Date and Approval of Shareholders.    The Plan shall take effect upon the approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

EXHIBIT B

HEALTHEXTRAS, INC.

AMENDED & RESTATED

2000 DIRECTORS’ STOCK OPTION PROGRAM

1. Purpose of the Program and Types of Awards.    The purpose of the HealthExtras, Inc. 2000 Directors’ Stock Option Program (the “Program”) is to attract and retain outstanding directors of HealthExtras, Inc. (the “Company”) and to furnish incentives to such persons by providing opportunities to acquire common stock of the Company on advantageous terms and to further align such persons’ interests with those of the Company’s other stockholders through compensation that is based on the value of the Company’s common stock.

2. Administration of Program.    The Board of Directors of the Company (the “Board of Directors”) shall have the authority to interpret the Program, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Program.

3. Shares Reserved Under the Program.    There is hereby reserved for issuance under the Program an aggregate of 400,000 shares of HealthExtras, Inc. common stock. If an option as to any shares expires, or is canceled or surrendered, or otherwise terminates for any reason without having been exercised in full, or for any reason ceases to be exercisable, the number of unpurchased shares covered thereby shall, unless the Program shall have been terminated, again become available for the granting of options under the Program within the aggregate amount stated above.

4. Persons Eligible for Options.    Only Non-Employee Directors may participate in the Program. The term “Non-Employee Director” shall mean a member of the Board of Directors who is not a full-time employee of the Company or any of its subsidiaries.

5. Types of Benefits.    Awards under the Program shall consist solely of the grant of Non-Qualified Stock Options.

6. Grants of Non-Qualified Stock Options.

a.	Initial Grants. Subject to the provisions of Section 15 of this Program, as of the date of adoption of this Program by the Board of Directors, each Non-Employee Director as of such date shall be granted automatically, without further action by the Board of Directors, a Non-Qualified Stock Option to purchase 15,000 shares of Company common stock.

b.	Grants to New Non-Employee Directors. Subject to the provision of Section 15 of this Program, each Non-Employee Director who, after the date of adoption of this Program by the Board of Directors, is elected to the Board of Directors for the first time by stockholders of the Company at any special or annual meeting of stockholders or, if earlier, is appointed to the Board of Directors, will, at the time such Non-Employee Director is elected or appointed, as the case may be, and duly qualified, be granted as of said date automatically, without further action by the Board of Directors, a Non-Qualified Stock Option, to purchase 15,000 shares of Company common stock.

c.	Subsequent Grants. Subsequent grants of Non-Qualified Stock Options for 5,000 shares of Stock will be granted automatically, without further action by the Board of Directors, to each active Non-Employee Director who has been a Director since the previous Annual Meeting of Stockholders on the day after the Annual Meeting of Stockholders in each year for as long as shares remain in the Program. Subsequent grants will be pro-rated based on the availability of shares.

d.	Vesting and Exercisability. Subject to the provisions of Section 15 of this Program, each Non-Qualified Stock Option shall become exercisable on the first anniversary date of the date of grant of the Option. To the extent not exercised, installments shall accumulate and be exercisable at any time, in whole or in part, but not later than the date the Option expires.

e.	Option Agreement. Each grant may be evidenced by an agreement by the Optionee and the Company (an “Option Agreement”). The Option Agreement will set forth the terms and conditions of the Option, as determined in accordance with the Program. It is recognized that, as a matter of policy, certain Directors may waive their receipt of Options under the Program. In such case, those Options will not be granted under the Program and will remain available for future grant. In addition, at the request of a Director, the Board may permit that options to which a Director would be entitled under this Program be granted to an affiliate of such Director which has requested that the Director serve on the Board rather than to the Director.

7. Purchase Price.    The Purchase Price of each share of Company common stock upon exercise of an Option shall equal 100% of the Fair Market Value Per Share of the Company’s common stock on the Date of Grant.

For purposes of this Program, “Fair Market Value Per Share” of the Company’s common stock shall mean: (i) if the common stock is not publicly traded, the amount determined as Fair Market Value Per Share by the Board of Directors in good faith on the date of the grant of the Option; (ii) if the common stock is traded only otherwise than on a national securities exchange and is not reported on The Nasdaq National Market (“Nasdaq”), the closing quoted selling price of the common stock on the date of grant of the Option as quoted in “pink sheets” published by the National Daily Quotation Bureau; (iii) if the common stock is traded only otherwise than on a national securities exchange and is reported on Nasdaq, the closing Nasdaq reported sales price of the common stock on the date of grant of the Option, as reported in the Wall Street Journal; or (iv) if the common stock is admitted to trading on a national securities exchange, the closing quoted selling price of the common stock on the date of grant of the Option, as reported in the Wall Street Journal.

8. Duration of Options.

Duration. A Non-Qualified Stock Option will not be exercisable after the expiration of ten (10) years from the date such Option is granted.

Termination of Employment or Service (General). Upon the termination of an Optionee’s service for any reason other than retirement, disability or death, or Termination for Cause, the Optionee may exercise only those Options that were immediately exercisable by the Optionee at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration term of the Option.

Termination of Service as a Result of Retirement, Disability or Death. In the event of the termination of an Optionee’s service due to retirement, disability (as described in the Optionee’s Option Agreement) or death, all Options held by such Optionee shall immediately become exercisable and remain exercisable for a period two (2) years following the date of such termination, or, if sooner, until the expiration term of the Option.

Termination of Service for Cause. In the event of an Optionee’s Termination for Cause, all rights with respect to the Optionee’s Options shall expire immediately upon the effective date of such Termination for Cause. For purposes of this Program, “Termination for Cause” shall include termination because of an Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar infractions).

Acceleration Upon a Change in Control. In the event of a Change in Control, all outstanding Options shall be vested as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Company is merged into or consolidated with another corporation, if the Company becomes a subsidiary of another corporation or if the Company sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transactions for the continuance of the Program and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Optionee shall be paid in cash an amount equal to the difference between the Fair Market Value Per Share of the common stock subject to the Option on the effective date of such corporate event and the exercise price of the Option. Notwithstanding anything in this Section 8 or any Option Agreement to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary to preserve the use of pooling of interests accounting. For purposes of this Program, a Change in Control is defined as the occurrence of:

a.	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Principal Mutual Holding Company, or an affiliate, or Thomas L. Blair, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

b.	During any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

c.	The stockholders of the Company approve a definitive agreement, and the closing for such transaction is scheduled to occur within twenty-four hours for:

(i)	the merger or other business combination of the Company with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation;

(ii)	the sale or other disposition of all or substantially all of the assets of the Company;

(iii)	the merger of another corporation into the Company (or with a subsidiary of the Company) with the Company surviving, if, as a result of such merger less than fifty percent (50%) of the outstanding voting securities of the Company shall be owned in the aggregate immediately after such merger by the owners of the voting shares of the Company outstanding immediately prior to such merger;

(iv)	the liquidation or dissolution of the Company; or

(v)	any combination of the foregoing.

9. Method of Exercise.

a.	When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash, or its equivalent, acceptable to the Company, of the purchase price for the shares being purchased.

b.	A Non-Employee Director may pay the purchase price of shares upon exercise of an Option by delivery of a properly executed exercise notice. The notice shall be accompanied by payment of the purchase price of the shares being purchased under the Option being exercised in one or more of the following forms:

(i)	a check, wire transfer, or money order payable to the order of the Company for such amount;

(ii)	the tender of shares of common stock of Company having a Fair Market Value equal to the purchase price; and

(iii)	a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.

To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

c.	Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or Nasdaq or any Federal, state, local or foreign law. If the Optionee, or other person entitled to exercise the Option, fails to timely accept delivery of and pay for the shares specified in such notice, the right to the Option with respect to such shares shall be terminated.

10. Transferability of Options.    Except as provided by the Board of Directors, no Option granted under the Program shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.

11. Continuance of Service.    Nothing contained in the Program or in any Option Agreement shall confer upon any Optionee any rights with respect to the continuation of service with the Company or interfere in any way with the right of the Company at any time to terminate such service (unless specified in another arrangement between the Company and the Optionee) or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.

12. Restrictions on Shares.    If the Company shall be advised by counsel that certain requirements under the Federal, state or foreign securities laws must be met before common stock may be issued under this Program, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue common stock under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.

13. Privilege of Stock Ownership.    No person entitled to exercise any Option granted under the Program shall have the rights or privileges of a stockholder of the Company for any shares of common stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in Paragraph 14 of the Program.

14. Adjustment Provisions.

a.	If the Company shall at any time change the number of issued common stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program, the number of shares to be granted under Section 6 and the number of shares covered by each outstanding Non-Qualified Stock Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such benefit shall not be changed. The Board of Directors shall also have the right to provide for the continuation of Non-Qualified Stock Options or for other equitable adjustments after changes in the Company or in the common shares resulting from reorganization, sale, merger, consolidation, spin-off or similar occurrence.

b.	Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Non-Qualified Stock Options in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

15. Stockholder Approval.    The Program was adopted by the Board of Directors of the Company on June 7, 2000. The Program and any Non-Qualified Stock Option granted thereunder shall be null and void if stockholder approval is not obtained by the Annual Meeting of Stockholders in 2001.

16. Amendment and Termination of Program.

a.	The Board of Directors, may, from time to time, suspend or terminate the Program or amend or revise the terms of the Program or any Option Agreement; provided that if and to the extent required by applicable law or rule, any such amendment to the Program shall be subject to approval by a majority of votes cast at a meeting of stockholders at which a quorum representing a majority of the outstanding shares of common stock is present in person or by proxy or such other vote as may be required by law.

b.	Subject to the provisions in Paragraph 15 of the Program, the Program shall terminate on the date which is ten years after its effective date.

c.	Subject to the provisions in Paragraph 15 of the Program, no amendment, suspension or termination of this Program or any Option Agreement shall, without the consent of the Optionee, adversely affect the rights of such Optionee under any Option previously granted to such Optionee under the Program.

EXHIBIT C

HEALTHEXTRAS, INC.

NOMINATING COMMITTEE CHARTER

January 13, 2004

Purpose

The purpose of the Nominating Committee is to: (a) identify individuals qualified to become Board members, and (b) recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders.

Structure and Membership

The structure and membership of the Nominating Committee shall be as follows:

1.	Number. The Nominating Committee shall consist of such number of directors as the board shall from time to time determine.

2.	Independence. Each member of the Nominating Committee shall be “independent” as defined by Nasdaq rules regarding the independence of such directors.

3.	Chair. Unless the Board elects a Chair of the Nominating Committee, the Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation of the Nominating Committee members shall be as determined by the Board.

5.	Selection and Removal. Members of the Nominating Committee shall be appointed by the Board. The Board may remove members of the Nominating Committee from such Committee, with or without cause.

Authority and Responsibilities

The authority and responsibilities of the Nominating Committee shall be as follows:

1.	Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee shall be responsible for: (a) identifying individuals qualified to become Board members, and (b) recommending to the Board the persons to be nominated by the Board for the election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.

2.	Criteria for Selecting Directors. The Board’s criteria for selecting directors are as set forth in the Company’s Nominating Guidelines. The Nominating Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members, as well as the composition of the Board as a whole.

3.	Search Firms. The Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

4.	Shareholder Nomination Guidelines. The Nominating Committee shall develop and recommend to the Board a set of guidelines for considering shareholder nominations of candidates to be directors. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such guidelines and recommend any proposed changes to the Board for approval.

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Procedures and Administration

The procedures and administration of the Nominating Committee shall be as follows:

1.	Meetings. The Nominating Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Reports to the Board. The Nominating Committee shall report regularly to the Board.

3.	Charter. The Nominating Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

4.	Independent Advisors. The Nominating Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

5.	Investigations. The Nominating Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

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EXHIBIT D

HEALTHEXTRAS, INC.

AMENDED & RESTATED

AUDIT COMMITTEE CHARTER

October 9, 2003

Mission Statement

The primary role of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of HealthExtras, Inc. (the “Company”) is to represent and assist the Board in overseeing: (1) the integrity of the Company’s financial reporting, internal control and audit functions, (2) independence, qualification and performance of the Company’s outside auditor, and (3) the Company’s compliance with applicable legal and regulatory requirements, and the objectivity of the Company’s financial statements.

The Committee may not delegate to management or any other committee or member of the Board any of the responsibilities and powers appointed to it under this Charter, except for those responsibilities the Committee is permitted to delegate to members of the Committee pursuant to Section 10A of the Securities Exchange Act of 1934, as amended (the “Act”).

The function of the Committee is oversight. It is not the duty of the Committee to plan or conduct audits, determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles or to assure compliance with laws and regulations. These functions are the responsibility of management and the outside auditor. Each member of the Committee shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, legal counsel, independent accountants or other persons with professional or expert competence.

Organization

Committee Composition

Committee members shall be appointed annually by the Board and shall serve in such capacity until a successor for each such member is appointed and qualified, or until such member’s resignation or removal by the Board. The Committee shall consist of at least three (3) directors, all of whom shall be appointed by the Board. The Committee shall designate one (1) member of the Committee as Chairperson. The Board shall have exclusive authority at any time to change the membership of he Committee and to fill vacancies. Each member of the Committee shall satisfy the independence requirements of the Nasdaq Stock Market Rules concerning audit committees, or the comparable rules of any exchange on which the Company’s stock may be listed subsequently (the “Rules”), as well as the requirements of any other applicable laws or regulations governing the composition of the Committee (including the Act and related regulations of the Securities and Exchange Commission (the “SEC”)), as such requirements are interpreted by the Board in its business judgment,.

Committee members shall have the ability to read and understand fundamental financial statements, including the balance sheet, income statement, and statement of cash flow. In addition, it is desirable that at least one (1) member of the Committee be a “financial expert,” as defined by the SEC, as well as meet any other requirements of financial sophistication the Rules require.

Meetings

The Committee shall meet as often as it deems appropriate, but in no event less often than quarterly. Meetings may be called, with or without notice, by the Chairperson of the Committee, the Chairperson of the Board, or the Chief Executive Officer. The Committee may meet in person, by conference telephone, or take action by unanimous written consent. A quorum of the Committee shall be a majority of the appointed members of the Committee, and an action approved by a majority of those present at a meeting with a quorum shall constitute an act of the Committee. When present, the Chairperson of the Committee shall preside at all meetings. The Committee shall make regular reports to the Board.

The Committee may invite such members of management and representatives of the outside auditor, independent counsel and other advisors as the Committee deems appropriate or desirable.

Responsibilities and Authority

General

The Committee shall be responsible for the appointment of, compensation to be paid to, and oversight of the work of, the outside auditors. The outside auditors will report directly to the Committee. In addition, the Committee is empowered to retain independent counsel and other advisors to the Committee as the Committee deems appropriate to carry out its responsibilities under this Charter. The Company shall provide appropriate funding, as determined by the Committee in its capacity as a committee of the Board of Directors, for payment of compensation to such auditors, counsel and advisors.

The Committee, with input from management, the outside auditors and, to the extent appropriate, other Committee advisors, shall develop an annual plan, which shall include an agenda and procedures for the review of the Company’s quarterly financial data and its year-end audit, as well as the review of the independence of the Company’s outside auditors. The Committee shall meet regularly with the Company’s officers and management.

The Committee is authorized to perform each of the specific duties set forth herein, any additional duties as may be required by the Act, the SEC, the Rules or applicable law, and any other duties it considers necessary or advisable to carry out its purpose, responsibilities and its specific duties. To the extent relevant to carrying out its purpose, responsibilities and duties, the Committee is empowered to recommend that any activity of the Company be investigated and, in appropriate circumstances, the Committee is empowered to investigate any activity of the Company.

Oversight of Financial Reporting

The Committee shall review the annual audited financial statements with management and the outside auditor, including the overall scope and focus of the annual audit. This review should include a determination of whether the annual financial statements are complete and consistent with the information known to Committee members. The review shall also include a review of key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related outside auditor views and the basis for audit conclusions. Any important conclusions concerning the year-end audit work should be discussed well in advance of the public release of the annual financial statements.

The Committee shall review any important recommendations on financial reporting, controls, other matters and management’s response made by the outside auditor.

The Committee shall be briefed on the processes used by management in producing its interim financial statements, and review and discuss with management any questions or issues concerning the statements. Any important issues on interim financial statements should be discussed well in advance of the public release of the interim financial statements.

The Committee shall review all major financial reports in advance of filings or distribution, including the annual report.

Oversight of Outside Auditor

The Committee shall take appropriate action to oversee the independence of the outside auditor. In that connection, the Committee shall require the outside auditor to submit annually a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor.

The Committee shall meet with the outside auditor at least annually.

The Committee shall communicate to the outside auditor that: (1) the outside auditor is directly accountable to the Audit Committee as representatives of the Company’s stockholders; (2) the outside auditor shall timely report all relevant issues to the Committee, including, but not limited to, critical accounting policies and practices to be used, alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the outside auditor, and other material communications between the auditor and management; and (3) if the outside auditor identifies significant issues relative to the overall Committee responsibility that have been communicated to management but, in its judgment, have not been adequately addressed, it should communicate these issues to the Committee.

The Committee shall appoint, evaluate, determine compensation of, oversee (including resolution of disagreements between management and the auditor regarding financial reporting) and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

The Committee shall require the outside auditors to review the financial information included in the Company’s interim financial statements before the Company files its quarterly reports with the SEC.

The Committee shall, pursuant to the Act and regulations of the SEC, as well as any applicable Rules, pre-approve all auditing services and permitted non-audit services under the Act (including the fees and terms thereof) to be performed for the Company by its outside auditor, and establish policies and procedures for the engagement of the outside auditor to provide auditing and permitted non-audit services. The Chairperson may approve any proposed non-audit engagements that arise between Committee meetings; provided, however, that any such decisions shall be presented to the full Committee at subsequent scheduled meetings.

Review and Consideration of Complaints

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Reporting to Stockholders

The Committee should annually provide a written report of its activities and findings, a copy of which shall be included within the proxy statement for the annual meeting of stockholders. The report shall appear over the names of the Committee members. The report should state whether the Committee:

1.	Has reviewed and discussed the audited financial statements with management;

2.	Has discussed with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61;

3.	Has received the written disclosures and the letter from the outside auditors regarding the independence required by Independence Standards Board Standard No. 1;

4.	Has discussed with the auditors their independence; and

5.	Based on the review and discussion of the audited financial statements with management and the outside auditors, has recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K.

The Company should disclose that the Committee is governed by a written charter that has been approved by the Board of Directors. The Committee shall review this Charter annually, assess its adequacy and propose appropriate amendments to the Board of Directors. A copy of the Charter should be filed as an appendix to the proxy statement at least every three (3) years to the extent required by the Rules or the SEC.

The Company shall disclose in its proxy statement the independence of the Committee.

Committee Self-Assessment and Education

The Committee shall, at least annually, review, discuss and assess its own performance, as well as the Committee’s role and responsibilities, seeking input from senior management, the Board and others.

The Committee shall, at least annually, review significant accounting and reporting issues, including recent professional and regulatory pronouncements and understand their impact on the Company’s business, results of operations and financial statements.

EXHIBIT E

HEALTHEXTRAS, INC.

AMENDED & RESTATED

COMPENSATION COMMITTEE CHARTER

October 9, 2003

Mission

The role of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of HealthExtras, Inc. (the “Company”) is to discharge the Board’s responsibilities relating to compensation of the Company’s employees, while assuring that appropriate recruitment, retention and performance incentives are in place, consistent with the Board’s responsibility to maximize shareholder value. The Committee shall oversee all material aspects of the Company’s compensation and benefits programs, which may include, but not be limited to, executive compensation, compensation deferral plans, stock incentive and option plans, performance incentive award programs, fringe benefit plans of the Company’s officers and senior management, and other employee plans. The Committee shall also be responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Organization

Committee Composition

Committee members shall be appointed annually by the Board and shall serve in such capacity until a successor for each such member is appointed and qualified, or until such member’s resignation or removal by the Board. The Committee shall consist of at least three (3) directors, all of whom shall be appointed by the Board. The Board shall have exclusive authority at any time to change the membership of the Committee and to fill vacancies. Each member of the Committee shall satisfy the independence requirements of the Nasdaq Stock Market Rules, or the rules of any exchange on which the Company’s stock may be listed subsequently (the “Rules”), as well as the requirements of any other applicable laws or regulations governing the composition of the Committee. The Committee shall appoint a Chairperson who shall serve until a successor is appointed and qualified, or until his/her resignation or removal by the Committee or the Board.

Meetings

The Committee shall meet as often as it deems appropriate, but in no event less often than twice per year. Meetings may be called, with or without notice, by the Chairperson of the Committee, the Chairperson of the Board, or the Chief Executive Officer. The Committee may meet in person, by conference telephone, or take action by unanimous written consent. A quorum of the Committee shall be a majority of the appointed members of the Committee, and an action approved by a majority of those present at a meeting with a quorum shall constitute an act of the Committee. When present, the Chairperson of the Committee shall preside at all meetings.

The Committee may invite such members of management, independent counsel and other advisors as the Committee deems appropriate or desirable.

Responsibilities and Authority

The Committee’s primary responsibilities include: (1) ensuring that the Company’s officers, including the Chief Executive Officer, and senior management are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations and competitive practices; (2) reviewing the Company’s plans and programs for the development of its management and professional talent; and (3) to otherwise discharge the responsibilities of the Board relating to the compensation of the Company’s

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executive officers and senior management, as well as such other employees as the Board or the Committee may determine.

The Committee may request that members of management, outside consultants, legal counsel and other advisors, as it deems appropriate, participate in Committee meetings and render requested advice, information or analyses, as necessary, to assist the Committee with its responsibilities.

The Committee shall determine the retention of, and compensation to be paid to, outside consultants, legal counsel, and other advisors to the Committee as needed to carry out its responsibilities under this Charter. The Company shall provide appropriate funding, as determined by the Committee in its capacity as a committee of the Board of Directors, for payment of compensation to such consultants, counsel and advisors.

The Compensation Committee shall have the following specific responsibilities:

1.	Review and evaluate annually the performance of the Chief Executive Officer, and set compensation for the Chief Executive Officer;

2.	In consultation with the Chief Executive Officer, review and evaluate annually the performance of the other officers and senior management of the Company and, after considering the recommendations of the Chief Executive Officer, set the compensation for such officers and senior management personnel. The Committee shall determine which positions come within the definition of “senior management” for these purposes;

3.	Review the salary programs and other benefit plans or arrangements affecting officers or employees of the Company (except any such program, plan or arrangement imposed on the Company by law); discharge any other responsibility placed on the Committee or the Board by any such benefit plans or arrangement or specifically delegated by the Board to the Committee; and, from time to time, present to the Board the view of the Committee with respect to proposed changes in any such program, plan or other arrangement, including as regards changes proposed by the Company’s management;

4.	Monitor and administer the Company’s incentive stock option and equity plans;

5.	Make, or cause to be made, such special studies and reports pertaining to the Company’s compensation policies and practices as may be requested of the Committee from time to time by the Board, or as the Committee may determine appropriate to carry out its responsibilities;

6.	Execute as it sees fit, from time to time, the powers, and discharge the duties vested in it or the Board by the terms of any pension or other benefit plan or arrangement affecting, officers or employees of the Company;

7.	Make an annual report regarding executive compensation and policies, the “Compensation Committee Report,” which is required to be included in the Company’s annual proxy statement for distribution to its stockholders;

8.	At least annually, review, discuss and assess the Committee’s own performance, as well as the Committee’s role and responsibilities, seeking input from senior management, the Board and others, as it may deem appropriate;

9.	At least annually, review significant compensation and reporting issues, including recent professional and regulatory pronouncements and consider their impact on the Company’s business, results of operations and financial statements;

10.	Perform such other functions as may be assigned to it from time to time by the Board.

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ANNUAL MEETING OF STOCKHOLDERS OF

HEALTHEXTRAS, INC.

June 1, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. The election as directors of all nominees listed (except as marked to the contrary below).

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

O William E. Brock

O Edward S. Civera

O Deanna Strable-Soethout

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. The approval of the 2004 Employee Stock Purchase Plan.

3. The approval of the Amended & Restated 2000 Directors’ Stock Option Program.

4. The ratification of the appointment of PricewaterhouseCoopers, LLP as independent accountants of HealthExtras, Inc. for the fiscal year ending December 31, 2004.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” all of the nominees and “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The signer acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 29, 2004 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HEALTHEXTRAS, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

June 1, 2004 10:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas L. Blair and David T. Blair, and each of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of HealthExtras, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on June 1, 2004, at 10:00 a.m. Eastern Time, at the Ritz-Carlton Hotel, 1150 22nd Street, NW, Washington, DC 20037, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting, as follows:

(Continued and to be signed on the reverse side)

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